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                                                                   EXHIBIT 23(a)

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-72150) pertaining to the Amended and Restated Stock Option Plan for Key Employees of Tuboscope Vetco International Corporation, the Registration Statement (Form S-8 No. 33-72072) pertaining to the Stock Option Plan for Non-Employee Directors of Tuboscope Vetco International Corporation, and the Registration Statement (Form S-8 No. 33-54337) pertaining to the Tuboscope Vetco International Corporation Employee Qualified Stock Purchase Plan, and each related Prospectus, of our report dated February 17, 1995, with respect to the consolidated financial statements and schedules for Tuboscope Vetco International Corporation included in the annual report (Form 10-K) for the year ended December 31, 1994.


                                       ERNST & YOUNG LLP

Houston, Texas
March 30, 1995